UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
100 Chelmsford Street
Lowell, MA 01851
NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 5, 2020

Dear Stockholders:
NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of MACOM Technology Solutions Holdings, Inc. (the “Company”) has been changed. The Annual Meeting will now be held at the Holiday Inn Express, 8 Independence Drive, Chelmsford, MA 01824 on Thursday, March 5, 2020 at 3:00 p.m. (Eastern Time).
This Notice of Change in Location (this “Notice”) should be read in conjunction with the Notice of Annual Meeting of Stockholders and accompanying proxy statement (the “Proxy Statement”) of the Company, dated January 16, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. The Notice of Annual Meeting of Stockholders is hereby amended only to reflect the change in location of the Annual Meeting.

By order of the board of directors,
Ambra R. Roth
Senior Vice President, General Counsel,
Human Resources and Secretary
Lowell, Massachusetts
February 24, 2020
Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to be Held on March 5, 2020
The Proxy Statement, this Notice and our Annual Report on Form 10-K are available at: www.proxyvote.com